Exhibit 99.3

MAGNUM OIL TOOLS

UNAUDITED COMBINED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2018 AND

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2018 AND 2017

MAGNUM OIL TOOLS

UNAUDITED COMBINED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2018 AND

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

Contents

Unaudited Combined Financial Statements

Unaudited Combined Balance Sheet	1

Unaudited Combined Statements of Income	2

Unaudited Combined Statements of Comprehensive Income	3

Unaudited Combined Statements of Partners’ Capital	4

Unaudited Combined Statements of Cash Flows	5

Notes to the Unaudited Combined Financial Statements	6

MAGNUM OIL TOOLS

UNAUDITED COMBINED BALANCE SHEET

SEPTEMBER 30, 2018

ASSETS
Current Assets
Cash and cash equivalents	$8,252,028
Accounts receivable - net of allowance for doubtful accounts of $753,070	33,492,826
Inventories	52,941,805
Other receivables	1,208,512
Prepaid expenses	1,134,126

Total Current Assets	97,029,297
Non-current Assets
Property, plant and equipment, net	2,697,089
Related party receivables	3,190
Deposits	85,474
Other assets	986,608

Total Assets	$100,801,658

LIABILITIES AND PARTNERS’ CAPITAL
Current Liabilities
Accounts payable	$5,325,721
Accrued expenses	4,450,799
Income tax payable	928,326

Total Current Liabilities	10,704,846
Non-Current Liabilities
Related party payable	4,039,381

Total Liabilities	14,744,227
Partners’ Capital
Partners’ capital	86,687,796
Accumulated other comprehensive loss	(630,365)

Total Partners’ Capital	86,057,431

Total Liabilities and Partners’ Capital	$100,801,658

See notes to the unaudited combined financial statements.

MAGNUM OIL TOOLS

UNAUDITED COMBINED STATEMENTS OF INCOME

NINE MONTHS ENDED SEPTEMBER 30,

	2018	2017
SALES	$113,840,579	$64,184,837
COST OF SALES	67,095,018	38,127,795

GROSS PROFIT	46,745,561	26,057,042
OPERATING EXPENSES
Advertising	287,416	140,868
Bad debts	122,905	170,416
Benefits	—	25,863
Depreciation and amortization	161,550	192,220
Entertainment and travel	421,822	254,075
Information technology expense	230,383	113,118
Insurance	1,936,915	1,270,737
Management fees	351,261	110,780
Occupancy expense	604,676	334,267
Office expense	118,834	38,642
Professional fees	838,286	551,140
Salaries, wages and benefits	7,275,785	6,201,127
Other operating expenses	78,506	115,661

Total operating expenses	12,428,339	9,518,914

OPERATING INCOME	34,317,222	16,538,128
OTHER INCOME (EXPENSE)
Miscellaneous income	174,380	436,442
Interest income	35	1,540
Gain (loss) on sale of assets	175,985	(4,197)
Abandonment loss	(18,791)	(97,914)
Other losses	(36,717)	—
Interest expense	(8,121)	(8,287)

Total other income	286,771	327,584

INCOME BEFORE PROVISION FOR INCOME TAXES	34,603,993	16,865,712
PROVISION FOR INCOME TAXES	1,100,765	115,642

NET INCOME	$33,503,228	$16,750,070

See notes to the unaudited combined financial statements.

MAGNUM OIL TOOLS

UNAUDITED COMBINED STATEMENTS OF COMPREHENSIVE INCOME

NINE MONTHS ENDED SEPTEMBER 30,

	2018	2017
NET INCOME	$33,503,228	$16,750,070
OTHER COMPREHENSIVE INCOME (LOSS)
Changes in unrealized gains and losses on foreign currency translation	(84,444)	142,742

Other comprehensive income (loss)	(84,444)	142,742

Comprehensive Income	$33,418,784	$16,892,812

See notes to the unaudited combined financial statements.

MAGNUM OIL TOOLS

UNAUDITED COMBINED STATEMENTS OF PARTNERS’ CAPITAL

NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

	Partners’ Capital	Accumulated Other Comprehensive Income (Loss)	Total Partners’ Capital
Balance at January 1, 2017	$48,033,278	$(755,486)	$47,277,792
Partner distributions	(2,144,571)	—	(2,144,571)
Change in accumulated other comprehensive income (loss) - foreign currency translation	—	142,742	142,742
Net income - nine months ended September 30, 2017	16,750,070	—	16,750,070

Balance at September 30, 2017	$62,638,777	$(612,744)	$62,026,033

Balance at January 1, 2018	$67,920,409	$(545,921)	$67,374,488
Partner distributions	(14,735,841)	—	(14,735,841)
Change in accumulated other comprehensive income (loss) - foreign currency translation	—	(84,444)	(84,444)
Net income - nine months ended September 30, 2018	33,503,228	—	33,503,228

Balance at September 30, 2018	$86,687,796	$(630,365)	$86,057,431

See notes to the unaudited combined financial statements.

MAGNUM OIL TOOLS

UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30,

	2018	2017
OPERATING ACTIVITIES
Net income	$33,503,228	$16,750,070
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Change in obsolete inventory reserve	(3,750,806)	(1,526,384)
Depreciation and amortization expense	669,091	872,076
Bad debt - accounts receivable	122,905	170,416
Abandonment loss	18,791	97,914
(Gain) loss on sale of fixed assets	(175,985)	4,557
Effect of exchange rate changes on cash	(84,444)	142,742
Net change in:
Accounts receivable	(13,697,373)	(7,502,709)
Other receivables	80,475	(678,454)
Inventories	(19,782,635)	(11,909,768)
Deposits	(35,092)	11,300
Prepaid expenses and other assets	217,370	(1,040,438)
Related party receivables	(2,901)	(369,328)
Related party payables	2,315,976	(772,547)
Accounts payable	4,023,213	1,371,990
Accrued expenses	61,742	348,007
Income tax payable	900,797	(58,464)

Net cash provided by (used in) operating activities	4,384,352	(4,089,020)

INVESTING ACTIVITIES
Proceeds from sale of fixed assets	243,219	37,386
Purchase of property and equipment	(590,278)	(110,204)

Net cash used in investing activities	(347,059)	(72,818)

FINANCING ACTIVITIES
Partner distributions	(14,735,841)	(2,144,571)

Net cash used in financing activities	(14,735,841)	(2,144,571)

DECREASE IN CASH AND CASH EQUIVALENTS	(10,698,548)	(6,306,409)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	18,950,576	23,101,383

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$8,252,028	$16,794,974

See notes to the unaudited combined financial statements.

MAGNUM OIL TOOLS

NOTES TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2018 AND

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations – These unaudited combined financial statements for Magnum Oil Tools (the “Company”) include the following business operations:

Magnum Oil Tools International, LTD (“MOTI”), a Texas limited partnership, is a diversified organization engaged in a wide variety of business activities, providing energy related products and services on a global basis. As of September 30, 2018, MOTI has a finite life and will cease to exist October 6, 2056.

Magnum Oil Tools Canada Ltd (“MOT Canada”), a limited liability corporation, purchases finished goods exclusively from MOTI for resale to international customers.

Magnum Oil Tools GP, LLC (“MOT GP”), a limited liability company, provides management services exclusively to MOTI.

Basis of Preparation – These unaudited combined financial statements reflect the Company’s financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles (“GAAP”). The combined financial position, results of operations and cash flows of the Company may not be indicative of the Company had it been a separate stand-alone entity during the periods presented, nor are the results stated herein indicative of what the Company’s financial position, results of operations and cash flows may be in the future.

These unaudited combined financial statements have not been audited by independent accountants. In the opinion of management, these unaudited combined financial statements reflect all adjustments necessary to fairly state the Company’s financial position at September 30, 2018 and its results of operations and cash flows for the nine months ended September 30, 2018 and 2017. All such adjustments are of a normal recurring nature. The results of interim periods are not necessarily indicative of annual results.

These unaudited combined financial statements include all of the Company’s majority-owned subsidiaries and all of its wholly owned entities. All intercompany balances and transactions have been eliminated.

MAGNUM OIL TOOLS

NOTES TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2018 AND

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates – The preparation of unaudited combined financial statements in conformity with GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the unaudited combined financial statements. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the estimate of inventory valuation and allowance for doubtful accounts.

Foreign Currency Translation – The functional currency for MOT Canada is the local currency. Adjustments resulting from translating local currency financial statements to U.S. dollars are reflected in accumulated other comprehensive income.

Cash and Cash Equivalents – For the purpose of presentation in the unaudited combined financial statements of cash flows, cash and cash equivalents are defined as all bank deposits and short-term securities with original maturities of three months or less. The majority of cash and cash equivalents of the Company are maintained with major financial institutions in the United States and Canada; these financial institutions are subject to the Federal Deposit Insurance Corporation (“FDIC”) and the Canada Deposit Insurance Corporation (“CDIC”), respectively. The FDIC insurance coverage is $250,000 per depositor. The CDIC insurance coverage is $100,000 (Canadian dollars) per depositor. As such, interest bearing, non-transaction account deposits with these financial institutions may exceed the amount of insurance provided on such deposits; however, these deposits typically may be redeemed upon demand and therefore, bear minimal risk. As of September 30, 2018, the maximum credit risk exposure is $7,820,471. In monitoring this credit risk, the Company periodically evaluates the stability of the financial institutions with which it has deposits.

Property, Plant and Equipment, Net – Property, plant and equipment are stated at cost, less accumulated depreciation. Improvements or betterments of a permanent nature are capitalized. Expenditures for maintenance and repairs are charged to expense when incurred. The cost of assets retired or otherwise disposed of, and the related accumulated depreciation, are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposals are credited or charged to current operations.

MAGNUM OIL TOOLS

NOTES TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2018 AND

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the assets. Building improvements are depreciated over a period ranging from five to thirty-nine years, machinery and equipment are depreciated over a period ranging from three to seven years, furniture and fixtures are depreciated over seven years, software is amortized over three years, and vehicles are depreciated over a period of five years. The expected useful lives of property, plant and equipment are reviewed annually.

Inventories – Inventories consist of raw materials for the production of finished goods, and finished goods which include a variety of consumable downhole completion products. Finished goods consist of raw materials, labor, direct and indirect costs. They are stated at the lower of average cost or net realizable value and are reviewed periodically for obsolescence. Inventory costs are relieved using specific identification in the execution of tools sales.

Inventories consisted of the following as of September 30, 2018:

Components (inclusive of raw material)	$37,835,572
Finished goods (assemblies)	14,250,315
Work in progress	855,918

$52,941,805

Prepaid Expense – Prepaid expenses represent payments for insurance and supplies that will benefit future periods.

Accounts Receivable and Allowance for Doubtful Accounts – Accounts receivables primarily consist of amounts due for oil tool sales and related services already performed. The allowance for doubtful accounts is established based on estimated losses through a provision for bad debts charged to earnings. Losses are charged against the allowance when management believes the uncollectibility of a receivable is confirmed. Subsequent recoveries, if any, are credited to the allowance.

MAGNUM OIL TOOLS

NOTES TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2018 AND

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company provides an assessment of allowances based on an analysis of historic trends of collection and cancellation activity. This estimate is impacted by a number of factors, including changes in the economy, relocations, and demographic or competitive changes in areas of operation. Consequently, an adverse change in those factors could affect the Company’s estimate of its bad debts. The allowance for doubtful accounts as of September 30, 2018 was $753,070.

Accounts Payable and Accruals – Liabilities are recognized for amounts to be paid in the future for goods and services received, whether billed by the supplier or not.

Revenue Recognition – The Company accounts for its revenues using the accrual basis of accounting. Revenues from product sales are recognized when risk associated with ownership has passed to the customer. Generally, the date of delivery corresponds to the date upon which the customer takes title to the product and assumes all risk and rewards of ownership.

Income Taxes – MOTI files a Form 1065, U.S. Return of Partnership Income. MOT GP files a Form 1120S, U.S. Income Tax Return for an S Corporation.

The aforementioned partnerships and corporations are not taxpaying entities for federal income tax purposes; accordingly, a provision for income taxes for these entities has not been recorded in the accompanying unaudited combined financial statements. The respective income or losses are reflected in the partners’ and shareholders’ individual or corporate tax returns in accordance with their ownership percentages. The partners’ and shareholders’ quarterly estimated tax payments are funded by the entities to satisfy their individual tax obligations.

MOT Canada is a Canadian entity which is subject to relevant foreign tax jurisdictions. MOT Canada files an Alberta Corporate Income Tax Return – AT1 to the Alberta Tax and Revenue Administration. MOT Canada also files a T2 Corporation Income Tax Return to the Canada Revenue Agency. Such expenses derived from the aforementioned tax jurisdictions are included with provisions for income taxes as presented in the Company’s unaudited combined statements of income.

MAGNUM OIL TOOLS

NOTES TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2018 AND

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company does pay franchise taxes, which are considered income taxes under the authoritative guidance. The tax jurisdictions which impose a franchise tax include the state of Texas; at September 30, 2018, the Company had a net franchise tax payable balance of $80,505, which is included in its unaudited combined balance sheet.

Other relevant state tax jurisdictions include the filing of composite tax returns for the states of Colorado, Louisiana, Mississippi, North Dakota, Ohio, Oklahoma, Pennsylvania, and West Virginia. These returns are filed to eliminate the need for non-residents to file an individual tax return on their earnings from a resident company. As of September 30, 2018, the Company had a net prepaid balance of $332,035 related to state income taxes.

The Company has adopted the provisions of FASB, Accounting Standards Codification 740, “Income Taxes (ASC 740)”, effective January 1, 2009. ASC 740 provides guidance regarding the recognition, measurement, presentation and disclosure in its unaudited combined financial statements of tax positions taken or expected to be taken on a tax return, including the decision whether to file or not to file in a particular jurisdiction. U.S. generally accepted accounting principles require the Company management to evaluate tax positions taken by the Company and recognize a tax liability (or asset) if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by the Internal Revenue Service. The Company’s management has analyzed the tax positions taken by the Company, and has concluded that as of September 30, 2018 , there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in its unaudited combined financial statements. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. The Company’s management believes it is no longer subject to income tax examinations for years prior to 2014.

Concentration of Credit Risk – Financial instruments which potentially subject the Company to concentrations of credit risk include cash, cash equivalents, and accounts receivable.

The Company’s financial condition, and results of operations, are highly dependent upon the prevailing market prices of, and demand for, oil and natural gas. The Company cannot predict future oil and gas demand with any degree of certainty. Sustained weakness in the oil and gas markets may adversely affect its financial condition and results of operations.

MAGNUM OIL TOOLS

NOTES TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2018 AND

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Similarly, any improvement in oil and gas prices can have a favorable impact on the Company’s financial condition, results of operations and capital resources.

The Company manages credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Advertising – The Company expenses all advertising costs as incurred. Advertising costs totaled approximately $287,416 and $140,868 for the nine months ended September 30, 2018 and 2017, respectively.

Statements of Cash Flows – Supplemental information on cash flows for the nine months ended September 30, 2018 and 2017 was as follows:

	2018	2017
Cash paid during the period for taxes	$6,200	$1,231,926
Cash paid during the period for interest	$8,121	$8,287

Employee Advances – During the year, the Company made advances to employees to be repaid from their earnings over a specified time agreed to by the Company and the employee. At September 30, 2018, the employee advances totaled $2,844, which is included in other receivables in the Company’s unaudited combined balance sheet.

2.	RELATED PARTY TRANSACTIONS

The Company leases office space in Corpus Christi and Midland, Texas from an affiliated entity related through common ownership. For the nine months ended September 30, 2018 and 2017, $987,670 and $808,095, respectively, of rental expense was paid to this affiliate. These leases are classified as operating leases for which the non-cancelable portion of the respective obligations exceeding twelve months have been included in Note 5.

MAGNUM OIL TOOLS

NOTES TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2018 AND

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

2.	RELATED PARTY TRANSACTIONS (continued)

Included in the Company’s unaudited combined balance sheet at September 30, 2018 are related party receivables (payables) as follows:

Fajitaville Grille North Beach, Inc.	$1,493
NBH LLC	$1,697
Magnum International IC-DISC, Inc.	$(4,039,381)

During the nine months ended September 30, 2018 and 2017, the Company also provided management and accounting services to various entities related through common ownership. These amounts are reflected as miscellaneous income in the Company’s unaudited combined statements of income.

The following table summarizes the total management and accounting fees earned from related parties, for the nine months ended September 30:

	2018	2017
Frazier Technologies, LLC	$—	$75,000
Magnum International IC-DISC, Inc.	30,000	30,000
WTF Insurance Company, Ltd	50,000	50,000
WTF Rentals, LLC	30,000	—
WTF Properties, LLC	10,000	10,000

Total	$120,000	$165,000

During the nine months ended September 30, 2018 and 2017, the Company had other expenses for commissions and insurance premiums of $5,472,928 and $1,410,937, respectively, paid to two entities related through common ownership. These amounts are reflected in cost of sales and insurance expense in the Company’s unaudited combined statements of income.

MAGNUM OIL TOOLS

NOTES TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2018 AND

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

3.	PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property and equipment, at cost, less accumulated depreciation as of September 30, 2018:

Machinery and equipment	$5,283,335
Buildings improvements	640,313
Furniture and fixtures	543,838
Software	775,218
Vehicles	523,608

7,766,312
Less: accumulated depreciation and amortization	(5,069,223)

Total property and equipment, net	$2,697,089

Depreciation and amortization expense related to property and equipment was $669,091 and $872,076 for the nine months ended September 30, 2018 and 2017, respectively.

For the nine months ended September 30, 2018, the Company retired furniture, fixtures and equipment with a cumulative unamortized cost basis of $156,650 and a loss of $18,791, which is presented as abandonment loss in the Company’s unaudited combined statement of income.

For the nine months ended September 30, 2017, the Company retired furniture, fixtures and equipment with a cumulative unamortized cost basis of $280,522 and a loss of $97,914, which is presented as abandonment loss in the Company’s unaudited combined statement of income.

For the nine months ended September 30, 2018, the Company also sold or traded furniture, vehicles and setting tools for proceeds of $243,219 resulting in a gain of $175,985. For the nine months ended September 30, 2017, the Company also sold or traded furniture, vehicles and setting tools for proceeds of $37,386 resulting in a loss of $4,557.

MAGNUM OIL TOOLS

NOTES TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2018 AND

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

4.	DEFINED CONTRIBUTION PLAN

The Company provides post-retirement benefits to employees in the form of a Profit Sharing Plan and 401(k) Plan. For the nine months ended September 30, 2018 and 2017, in order to maintain “safe harbor” status, the Company offered a safe harbor matching contribution equal to 100% of salary deferrals that do not exceed 3% of a participant’s compensation plus 50% of salary deferrals between 3% and 5%. The Company may also offer a discretionary contribution to its employees, eligible for the Profit Sharing Plan. Total contributions to the plan for the nine months ended September 30, 2018 were $313,455 in safe harbor matches and $279,764 in profit sharing contributions. Total contributions to the plan for the nine months ended September 30, 2017 were $256,798 in safe harbor matches and $274,860 in profit sharing contributions.

5.	COMMITMENTS AND CONTINGENCIES

Legal – The Company has been and may in the future be involved as a party to various legal proceedings, which are incidental to the ordinary course of business. The Company regularly analyses current information and, as necessary, provides accruals for probable liabilities on the eventual disposition of these matters. In the opinion of management and legal counsel, as of September 30, 2018, there were no threatened or pending legal matters that would have a material impact to the Company’s unaudited combined financial statements.

Leases – Operating lease agreements include leases for transportation equipment, machinery, and office space. Rental expense of $1,680,148 and $1,147,580 was recorded for the period ended September 30, 2018 and 2017, respectively; which is included in occupancy expense and cost of sales in the Company’s unaudited combined statements of income.

Future net minimum lease payments for non-cancelable operating leases were as follows:

2019	$2,121,718
2020	1,902,314
2021	1,508,770
2022	1,239,152
2023	1,180,029
Thereafter	292,581

Total	$8,244,564

MAGNUM OIL TOOLS

NOTES TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2018 AND

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

5.	COMMITMENTS AND CONTINGENCIES (continued)

Purchase Commitments – On September 29, 2017, the Company entered into an exclusive distribution agreement with a third-party supplier. The agreement required prepayment to the supplier in the amount of $2,000,000 and an additional payment of $500,000 was required as a pre-payment for future product purchases. The agreement also required a purchase minimum of product annually and the Company will negotiate the minimum required for each annual period.

For the coming year ended December 31, 2019, the Company must purchase a minimum of twenty-four thousand pounds of product which approximates $216,000. The terms of this agreement mature on September 29, 2021, with provisions to renew for a successive one year term. As of September 30, 2018, the Company had a prepaid balance for purchases from this vendor of $1,401,013, of which $579,800 is included in prepaid expenses and $821,213 is included in other assets in the Company’s unaudited combined balance sheet.

Debt – The Company is a guarantor on a loan entered into by a company related through common ownership. The promissory notes are collateralized by property and various assets of the borrower with maturity dates of February 23, 2020. The total monthly installment is approximately $24,000, with outstanding balance of $3,000,262 as of September 30, 2018. The Company is required to perform upon the related companies’ default for any present or future obligations. The related company is performing on their debt obligations; therefore, no amount of the guaranteed debt is included in the Company’s unaudited combined financial statements.

6.	INCOME TAXES

The Company’s provision for income taxes is as follows for the nine months ended September 30:

	2018	2017
State income tax	$1,052,957	$114,299
Foreign income tax - Canada	47,808	1,343

Total provision for income taxes	$1,100,765	$115,642

MAGNUM OIL TOOLS

NOTES TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2018 AND

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

6.	INCOME TAXES (continued)

The Company’s provision for income taxes differed from the statutory rate of 21% and 34% as follows:

	2018	2017
Tax expense at statutory rate	$7,266,839	$5,734,342
Add effects of:
Income on pass thru entities	(7,266,839)	(5,734,342)
State income tax	1,052,957	114,299
Foreign income tax	47,808	1,343

Total provision for income taxes	$1,100,765	$115,642

As of September 30, 2018, the Company had no deferred tax assets.

7.	SUBSEQUENT EVENTS

On October 25, 2018, the Company was acquired by a public entity. As part of the acquisition, MOTI’s finite life was eliminated.

In preparing the accompanying unaudited combined financial statements, the Company has reviewed, as necessary, events that occurred after September 30, 2018, up until the issuance of the financial statements, which occurred on December 26, 2018. Except for the subsequent event noted above, there were no events or transactions occurring during this period that required recognition or disclosure in the Company’s unaudited combined financial statements. Any events occurring after this date have not been factored into the unaudited combined financial statements being presented.

MAGNUM OIL TOOLS

NOTES TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2018 AND

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

8.	RECENTLY ISSUED AUTHORITATIVE GUIDANCE

ASU 2016-02, “Leases (Topic 842).” In February 2016, the FASB amended existing guidance that requires lessees recognize the following for all leases (with the exception of short term leases) at the commencement date (1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) A right-of-use asset, which is an asset that represents the lessee’s right to use or control the use of a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary; lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. The amendments will be effective for financial statements issued for fiscal years beginning after December 15, 2019. The Company is currently evaluating the impact this change will have on its unaudited combined financial statements, but believes it will have little impact on operating results but will create significant additional assets and debt obligations, primarily related to leased premises and equipment treated as operating leases under current GAAP.

ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” In May 2014, the FASB amended existing guidance related to revenue from contracts with customers. This amendment supersedes and replaces nearly all existing revenue recognition guidance, including industry-specific guidance, establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point in time, provides new and more detailed guidance on specific topics and expands and improves disclosures about revenue. In addition, this amendment specifies the accounting for some costs to obtain or fulfill a contract with a customer. The amendments will be effective for annual periods beginning after December 15, 2018 and are expected to have a significant impact on the Company’s unaudited combined financial statements. Management is finalizing their assessment and have identified that most revenue line items are within the scope of this new guidance. Management does not expect the new standard to result in a material change for revenue because the majority of the Company’s current recognition policies will not be changed. Significant disclosures are expected to be noted in future periods.

Several other Accounting Standards were proposed and approved with effective dates ranging from fiscal year 2018 to fiscal year 2021. The new authoritative guidance except as noted above is not expected to have a significant impact to the Company’s unaudited combined financial statements.